                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           DECKERS OUTDOOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                          DECKERS OUTDOOR CORPORATION

                                 April 13, 1998

Dear Stockholder:

     We cordially invite you to attend our 1998 Annual Meeting of Stockholders to be held at 5:00 p.m. on Friday, May 15, 1998 at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's 1997 Annual Report to Stockholders on Form 10-K. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated in such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

                                       ON BEHALF OF YOUR
                                       BOARD OF DIRECTORS

                                       DOUGLAS B. OTTO
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                          DECKERS OUTDOOR CORPORATION
               495A S. FAIRVIEW AVENUE, GOLETA, CALIFORNIA 93117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 15, 1998

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), will be held at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103, on Friday, May 15, 1998, beginning at 5:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1. To elect two (2) directors of the Company to serve as Class II directors until the Annual Meeting of Stockholders to be held in 2001.

          2. To approve an amendment to the Company's 1993 Employee Stock Incentive Plan, as amended (the "Plan"), to (a) increase the number of shares reserved for issuance thereunder by 1,000,000 shares to an aggregate of 2,000,000 shares, (b) extend the duration of the Plan for a period of five years for a total duration of ten years and (c) modify certain other provisions.

          3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors.

          4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed March 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DIANA M. WILSON
                                          Chief Operating Officer,
                                          Vice President and Secretary

Goleta, California
April 13, 1998

                          DECKERS OUTDOOR CORPORATION
                            495A S. FAIRVIEW AVENUE
                            GOLETA, CALIFORNIA 93117

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 15, 1998

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 5:00 p.m., local time, on May 15, 1998, at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about April 13, 1998.

                             RECORD DATE AND VOTING

     March 27, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of March 27, 1998, there were 8,777,329 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. No shares of the Company's preferred stock, par value $.01 per share, were outstanding as of that date. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other than the election of directors, including the approval of the proposal to amend the Plan, the affirmative vote of a majority of shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as director, "FOR" the proposal to increase the number of shares of the Common Stock reserved for issuance pursuant to the Plan, extend the duration of the Plan and modify certain other provisions of the Plan, "FOR" the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors, and in their discretion upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

     With respect to brokers who are members of the New York Stock Exchange, the New York Stock Exchange Rules ("NYSE Rules") generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of the Class II directors, the amendment of the Plan and on ratification of the selection of the Company's independent auditors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's By-Laws state that the Board of Directors shall consist of not less than one nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at six. The Company's Certificate of Incorporation provides that the Board shall be classified into three classes of directors, which classes serve staggered three-year terms. The Board consists of two Class I directors, two Class II directors and two Class III directors. The current term of each Class I director expires at the Annual Meeting of Stockholders to be held in 2000, the current term of each Class II director expires at the Annual Meeting of Stockholders to be held in 1998, and the current term of each Class III director expires at the Annual Meeting of Stockholders to be held in 1999. The Board of Directors is proposing Rex A. Licklider and Karl F. Lopker, who are now serving as Class II directors, for election as Class II directors at the Annual Meeting. Each of the Class II directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2001, until such director's successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director. To the Company's knowledge, each nominee is and will be available to serve. The nominees have supplied the following background information to the Company:

                                           PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS,
                                                          OTHER BUSINESS                    DIRECTOR
               NAME                 AGE            EXPERIENCE AND DIRECTORSHIPS              SINCE
               ----                 ---    ---------------------------------------------    --------
Rex A. Licklider..................  55     Chairman of the Board and Chief Executive          1993
                                           Officer of Com Systems, Inc., a long distance
                                           telecommunications company, from 1975 to
                                           February 1992, Chairman of the Board of
                                           Resurgens Communications Group, with whom Com
                                           Systems, Inc. had merged, from February 1992
                                           to January 1993, and a private investor since
                                           January 1993. Currently, he is a Director of
                                           The Sports Club Co.
Karl F. Lopker....................  46     Co-founder of the Company in 1973, and, since      1995
                                           1979, Chief Executive Officer and Director of
                                           QAD, Inc., a developer and marketer of
                                           computer software.

            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
                   "FOR" THE ELECTION OF THE ABOVE NOMINEES.

                                   MANAGEMENT

     The directors and executive officers of the Company are set forth below. The following table includes information with respect to each director and executive officer of the Company.

                                                                                            CLASS OF
               NAME                 AGE                      POSITION                       DIRECTOR
               ----                 ---                      --------                       --------
Douglas B. Otto...................  46     Chairman of the Board, President and Chief            III
                                           Executive Officer
Diana M. Wilson...................  39     Director, Chief Operating Officer,                      I
                                           Vice President and Secretary
Ronald D. Page....................  58     Director, Managing Director -- European                 I
                                           Operations and Executive Vice
                                           President -- Sales
M. Scott Ash......................  33     Chief Financial Officer
Robert M. Beatty..................  36     Vice President -- Finance and Operations
James R. Van Dine.................  44     Vice President -- Sales and Marketing
Gene E. Burleson..................  57     Director                                              III
Rex A. Licklider..................  55     Director                                               II
Karl F. Lopker....................  46     Director                                               II

     Douglas B. Otto, co-founder of the Company in 1973, has served as an executive officer since that time and as Chairman of the Board, President and Chief Executive Officer since 1982. He also served as Chief Financial Officer from June 1990 through December 1992.

     Diana M. Wilson has been Chief Operating Officer and Vice President of the Company and the Chief Executive Officer of Ugg Holdings, Inc. since August 1995 and has been the Secretary of the Company since August 1993. She has been a Director of the Company since February 1997. She served as Chief Financial Officer from January 1993 to January 1997 and served as Controller of the Company from August 1990 to January 1993. Prior to joining the Company, she was employed by KPMG Peat Marwick LLP from January 1988 to April 1990. Ms. Wilson is a Certified Public Accountant.

     Ronald D. Page joined the Company as a sales manager in May 1991, became Vice President -- Sales in January 1993 and has been Executive Vice
President -- Sales since August 1995 and Managing Director -- European Operations since March 1997. Mr. Page has been a Director of the Company since August 1993.

     M. Scott Ash has been Chief Financial Officer since January 1997. Prior to such time, Mr. Ash served as Controller of the Company, beginning in January 1993. Prior to joining the Company, he was employed by Dole Food Company, Inc. from August 1992 to January 1993 as Manager of Corporate Reporting. Previously he was a Senior Manager at KPMG Peat Marwick LLP where he was employed from September 1986 to August 1992. Mr. Ash is a Certified Public Accountant.

     Robert M. Beatty has been the Company's Vice President -- Finance and Operations since September 1997. Mr. Beatty served as the Company's Director of Operations Support from October 1996 to September 1997 and as the Company's Credit Manager from April 1996 to October 1996. Previously he was a Vice President at Bank of America where he was employed from 1986 to 1996.

     James R. Van Dine has been the Company's Vice President -- Sales and Marketing since September 1997. Mr. Van Dine served as the Company's Vice President -- Sales, Simple from December 1996 to September 1997 and as the Company's National Sales Manager, Simple from November 1995 to December 1996. Previously, Mr. Van Dine was employed by Reebok International, where he was Regional Vice President from June 1991 to October 1995.

     Gene E. Burleson has been a Director of the Company since September 1993. From February 1997 to August 1997, Mr. Burleson was Chief Executive Officer and a Director of Vitalink Pharmacy Services, Inc., a provider of pharmacy services to nursing facilities. From October 1989 to February 1997, Mr. Burleson was employed by GranCare, Inc., a provider of routine and specialty medical care and rehabilitative services, where he served as President and a Director from October 1989 to December 1990 and as Chief Executive

Officer and a Director from December 1990 to February 1997. He assumed the position of Chairman of the Board of GranCare, Inc. in January 1994 and served in this capacity until November 1997, when GranCare, Inc. was merged into Paragon Health Network, Inc. Mr. Burleson became a Director of Paragon Health Network, Inc. in November 1997. Mr. Burleson is also a Director of Alternative Living Services, Inc. and Walnut Financial Services, Inc. From June 1986 to March 1989, Mr. Burleson was President and Chief Operating Officer of American Medical International, Inc., an owner and operator of acute care hospitals.

     Rex A. Licklider has been a Director of the Company since September 1993. From 1975 until February 1992, Mr. Licklider served as Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, with whom Com Systems, Inc. had merged. Since January 1993, Mr. Licklider has been a private investor. Mr. Licklider is currently a Director of The Sports Club Co.

     Karl F. Lopker has been a Director of the Company since May 1995 and was originally a co-founder of the Company in 1973. Since 1979, Mr. Lopker has been Chief Executive Officer and a Director of QAD Inc., a developer and marketer of computer software.

     For information concerning beneficial ownership of Common Stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below.

                             CERTAIN RELATIONSHIPS

     On March 26, 1997, the Company repurchased 25,000 shares of common stock from Ronald D. Page in connection with the Company's stock repurchase program. The repurchase price was $6.625 per share, $0.125 less than the closing stock price on that date, for an aggregate price of $165,625.

     On April 18, 1997, in order to increase Diana M. Wilson's equity interest in the Company the Company issued Ms. Wilson a $624,000 note to purchase 100,000 shares of the Company's Common Stock at the fair market value on that date. The note bears interest at 6.39% and is secured by the stock so acquired and by any severance pay, including any unpaid bonuses. The largest aggregate amount of indebtedness outstanding at any time during 1997 was $651,912, including accrued interest of $27,912. As of February 28, 1998, the balance outstanding was $658,557, including accrued interest of $34,557.

     In March 1996, the Company loaned $60,000 to Jeffrey C.L. Hoffman to assist Mr. Hoffman in the purchase of a residence. The largest aggregate amount of indebtedness outstanding at any time during 1997 was $68,534, including accrued interest of $8,534. As a result of Mr. Hoffman's resignation in October 1997, the promissory note became due and payable in December 1997. As of February 28, 1998, the balance outstanding was $57,559, including accrued interest of $1,525. The Company is currently working with Mr. Hoffman to obtain payment of the balance owed under the promissory note, which is secured by any potential amounts due to Mr. Hoffman by the Company.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Audit Committee -- The Board has a standing Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The committee met three times during 1997. At the date of this Proxy Statement the Audit Committee was comprised of Messrs. Burleson, Licklider, and Lopker.

     Compensation Committee -- The Board has a Compensation Committee (the "Compensation Committee") that is authorized to review and recommend to the Board the salaries, bonuses and prerequisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Employee Stock Incentive Plan

(the "1993 Plan") and the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan"). The committee met four times during 1997. At the date of this Proxy Statement the Compensation Committee was comprised of Messrs. Burleson, Licklider and Lopker.

DIRECTOR ATTENDANCE

     In 1997, the Company held four meetings of the Board of Directors. During 1997, all of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees of which they were members, except for Ron Page who is working in Europe as Managing Director -- European Operations.

DIRECTOR COMPENSATION

     Standard Compensation -- Directors who are not employees of the Company or its subsidiaries ("Nonemployee Directors") receive an Annual Retainer to be paid as follows: $11,000 in cash, or, at the option of a Nonemployee Director, exercised ten days prior to the start of each year, in Common Stock of the Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and 500 shares of the Common Stock of the Company per quarter (2,000 shares annually), vesting on the first day of each quarter. On January 1, 1999 and every three years thereafter, the Board will set the number of shares for the following three years. Additionally, Nonemployee Directors receive $1,500 for each meeting of the Board and $1,000 for each separately scheduled committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. Committee Chairmen receive additional annual retainer fees of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

     Stock Options -- Nonemployee Directors receive additional compensation in the form of stock options granted automatically under the 1993 Plan. Upon their initial election to the Board of Directors, Nonemployee Directors automatically receive options to purchase 10,000 shares of Common Stock. Such options vest in annual one-third installments, with the first such installment vesting on the first anniversary of the date of grant of such option. In addition, beginning on the fourth annual meeting of stockholders after a Nonemployee Director is first elected, such Nonemployee Director will automatically be granted each year options to purchase 2,000 shares of Common Stock. Such additional options will be fully vested and exercisable at the time of grant. All options granted to Nonemployee Directors have an exercise price equal to the fair market value of the shares on the date of grant of such option.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the years ended December 31, 1997, 1996 and 1995, the reportable compensation paid or awarded to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company who were executive officers of the Company at December 31, 1997 and received compensation in excess of $100,000 in such year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                            -------------
                                             ANNUAL COMPENSATION             SECURITIES
                                     ------------------------------------    UNDERLYING
                                                             OTHER ANNUAL   OPTIONS/SARS     ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR   SALARY      BONUS      COMPENSATION        (#)        COMPENSATION
 ---------------------------   ----   ------      -----      ------------   ------------    ------------
Douglas B. Otto..............  1997  $275,000   $  250,000           --             --        $120,000(5)
  President and Chief          1996   274,000      250,000           --             --              --
     Executive
  Officer                      1995   260,000      102,000           --             --              --

Diana M. Wilson..............  1997   238,000      123,000           --             --              --
  Chief Operating Officer,     1996   180,000       76,000           --             --              --
  Vice President and           1995   140,000       91,000           --        240,000(1)           --
     Secretary

Ronald D. Page...............  1997   150,000       30,000       61,000(4)      20,000              --
  Managing Director --         1996   150,000       91,000           --             --              --
  European Operations and      1995   130,000       10,000           --         37,000(1)           --
  Executive Vice
     President -- Sales

James R. Van Dine............  1997   114,000       29,000           --         25,000              --
  Vice President --            1996   100,000       17,000           --             --              --
  Sales and Marketing

M. Scott Ash.................  1997   103,000       32,000           --         20,000              --
  Chief Financial Officer

Jeffrey C.L. Hoffman.........  1997   119,000       52,000       28,000(2)          --              --
  Vice President -- Marketing  1996   120,000       57,000           --             --              --
                               1995    95,000       77,000           --         50,000              --

Keith F. Sparks..............  1997   136,000       41,000           --             --          30,000(3)
  Vice President -- Sales,     1996   120,000       49,000           --             --              --
  Teva, Ugg and Trukke         1995   104,000       23,000           --         50,000              --

---------------
(1) In February 1995, the Board of Directors approved the repricing of certain stock options. The number of shares indicated includes the following number of shares under options that were repriced in 1995: Diana M.
    Wilson -- 15,000 and Ronald D. Page -- 12,000.

(2) Mr. Hoffman resigned in October 1997. He provided consulting services to the Company from November 1997 through March 1998 for up to $14,166 per month.

(3) Mr. Sparks resigned in December 1997. As a result of his resignation, he received severance of $30,000.

(4) Mr. Page has worked in Europe as Managing Director-European Operations since March 1997. As a result, he received living allowances totalling $61,000 in 1997.

(5) In 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Douglas B. Otto, pursuant to which the Company and the trust will share in the premium costs of life insurance policies that pay cumulative death benefits upon the death of Mr. Otto. The portion of the premium equal to the value of the economic benefit is paid by the trust, with the Company paying the remainder of the premiums. The amount above, $120,000, reflects the present value of the economic benefit to Mr. Otto of the portion of the premium paid by the Company in 1997. Upon surrender of the policy or payment of the death benefits thereunder, the Company is entitled to repayment of an amount equal to the cumulative payments previously paid by the Company.

     The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 1997 to the Named Executive Officers.

                          STOCK OPTION GRANTS IN 1997

                                                                                       POTENTIAL REALIZABLE
                                               % OF TOTAL                                VALUE AT ASSUMED
                                                OPTIONS                                   RATES OF STOCK
                                                GRANTED                                  APPRECIATION FOR
                                                   TO        EXERCISE                     OPTION TERM(1)
                                   OPTIONS     EMPLOYEES       PRICE      EXPIRATION   ---------------------
              NAME                GRANTED(#)    IN 1997     (PER SHARE)      DATE         5%          10%
              ----                ----------   ----------   -----------   ----------   ---------   ---------
Douglas B. Otto.................        --         --         $   --              --   $     --    $     --
Diana M. Wilson.................        --         --             --              --         --          --
Ronald D. Page..................    20,000        9.4%         8.500      11-14-2007    107,000     271,000
James R. Van Dine...............    10,000        4.7%         7.500      05-30-2007     47,000     120,000
                                    15,000        7.1%         8.500      11-14-2007     80,000     203,000
M. Scott Ash....................    10,000        4.7%         7.500      02-07-2007     47,000     120,000
                                    10,000        4.7%         8.500      11-14-2007     53,000     135,000
Jeffrey C.L. Hoffman............        --         --             --              --         --          --
Keith F. Sparks.................        --         --             --              --         --          --

---------------
(1) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The following table sets forth, for the Named Executive Officers, information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                    AGGREGATED OPTION EXERCISES IN 1997 AND
                          1997 YEAR-END OPTION VALUES

                                                            NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                  SHARES                    DECEMBER 31, 1997(#)            DECEMBER 31, 1997
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Douglas B. Otto...............        --      $    --           --             --       $     --        $    --
Diana M. Wilson...............        --           --      143,250        118,000        165,363         20,000
Ronald D. Page................        --           --       31,000         26,000         30,000         20,000
James R. Van Dine.............        --           --        9,000         26,000          7,000         10,500
M. Scott Ash..................        --           --       23,000         20,000         82,070          8,000
Jeffrey C.L. Hoffman..........     5,000       10,938           --             --             --             --
Keith F. Sparks...............    15,000       40,000           --             --             --             --

     The following table sets forth, for the Named Executive Officers, information with respect to repricings of stock options during 1995.

                           TEN YEAR OPTION REPRICINGS

                                                                                                        LENGTH OF
                                           NUMBER OF                                                    ORIGINAL
                                          SECURITIES         MARKET         EXERCISE                   OPTION TERM
                                          UNDERLYING     PRICE OF STOCK      PRICE           NEW        REMAINING
                             REPRICING      OPTIONS        AT TIME OF       AT TIME       EXERCISE     AT DATE OF
           NAME                DATE       REPRICED(#)     REPRICING($)    OF REPRICING    PRICE($)      REPRICING
           ----              ---------   -------------   --------------   ------------   -----------   -----------
Douglas B. Otto............     --               --          $   --          $   --        $   --            --
Diana M. Wilson............  02-17-95        15,000           12.00           14.63         12.00         4 yrs
Ronald D. Page.............  02-17-95        12,000           12.00           14.63         12.00         4 yrs
James R. Van Dine..........     --               --              --              --            --            --
M. Scott Ash...............  02-17-95         2,000           12.00           14.63         12.00         4 yrs
Jeffrey C.L. Hoffman.......     --               --              --              --            --            --
Keith F. Sparks............     --               --              --              --            --            --

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF STOCK OPTIONS

     In February 1995, the Committee repriced all outstanding stock options, other than those which were already in the money, which were held by executive officers and other employees. Such options were repriced to $12.00 per share, the fair market value of the Company's common stock on the date of the repricing. All other terms of the existing stock options remained unchanged. Such repricing was approved by the Committee in order to incentivize the executive officers and employees. The Committee determined that the decrease in the market price of the Company's common stock since the date of grant was not reflective of the individual performance of the executive officers and other employees but was the result of unforeseen factors beyond their control.

                                          COMPENSATION COMMITTEE
                                          Gene E. Burleson
                                          Rex A. Licklider
                                          Karl F. Lopker

     The Report of the Compensation Committee on Repricing of Stock Options shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EMPLOYMENT AGREEMENTS

     Effective January 1992, Douglas B. Otto entered into a five-year employment agreement with the Company, which was subsequently extended through 2001. Such employment agreement provides for an annual salary of $260,000, with annual cost of living increases and a bonus of up to $500,000 per year, determined by the Compensation Committee, based upon the operating results of the Company. In the event Mr. Otto's employment agreement is terminated for any reason, including "For Cause" as defined therein, Mr. Otto will receive an annual payment of $260,000 and his existing employee benefits for five years from the date of termination. After any termination of employment, Mr. Otto may not compete with the Company for one year in the United States (except in Montana and Wyoming). The Company may not terminate such employment agreement except "For Cause."

     Diana M. Wilson entered into an employment agreement with the Company, effective August 4, 1995, which was subsequently amended on April 18, 1997, effective January 1, 1997 through December 31, 1999. As amended, the agreement provides for an annual salary of $240,000 with a potential bonus of up to $240,000. In order to increase Ms. Wilson's equity interest in the Company, the agreement also provides for a loan by the Company to Ms. Wilson to purchase up to 100,000 shares of the Company's common stock at fair market value on April 18, 1997. The promissory note bears interest at 6.39% and is secured by the stock so acquired and, under certain circumstances, by any severance pay, including any unpaid bonuses. In connection with her employment agreement, Ms. Wilson was granted an option to purchase 200,000 shares of the Company's common stock at an exercise price of $9.50, the fair market value of the Company's common stock on the date of grant. This option vests with respect to 20,000 shares on August 4, 1995 and the remainder vests in annual 36,000 share installments on August 4, 1996 through August 4, 2000. Such option expires in August 2005. In the event Ms. Wilson's employment is terminated for reasons other than: (1) cause, or (2) voluntary termination, she will receive six months severance plus committed incentives. In the event there is a change of control and termination or constructive termination, she will receive twelve months severance, including minimum guarantees, plus the acceleration of vesting of all stock options.

     The other officers of the Company do not have employment agreements with the Company and serve at the pleasure of the Board.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors, consisting entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries, except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982, determines and administers the compensation of the Company's executive officers. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation.

     Compensation Philosophy -- At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options, stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. While the Committee considers such corporate performance measures as net sales, net income and earnings per common and common equivalent shares, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 1997, the most important qualitative factors in determining incentive compensation awards to executive officers were the Committee's assessments of their contributions to the Company's stockholder value, sales, gross margin and net earnings.

     The Committee also evaluates the total compensation of the Company's chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. However, the Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for executive officers. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

     Relationship of Performance to Compensation -- Compensation that may be earned by the executive officers in any fiscal year consists of base salary, cash bonus and stock options. Base salaries for the chief executive officer and other executive officers are established at levels that are considered to be at the

"low-end" of the range for the peer group, after considering the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

     The executive officers receive incentive compensation awards based on individual goals and milestones established for each officer at the beginning of each year and other factors as determined by the Committee. Such officers receive compensation for the subsequent attainment of these goals.

     The 1993 Employee Stock Incentive Plan (the "1993 Plan") authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. The Committee grants stock options to executive officers, as well as other employees of the Company and its subsidiaries below the executive officer level. Executive officers are eligible to receive stock option grants, which the Committee approves from time to time as it deems appropriate.

     In approving grants and awards under the 1993 Plan, the quantitative and qualitative factors and industry comparisons outlined above will be considered. The number of options previously awarded to and held by executive officers is reviewed but is not an important factor in determining the size of current option grants.

     Subject to approval by the shareholders, the Committee has approved changes to the 1993 Plan, including an increase in the number of shares reserved for issuance under the Plan from 1,000,000 shares to 2,000,000 shares and to extend the duration of the Plan by five years, for an aggregate duration of ten years.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation.

     Chief Executive Officer Compensation -- Douglas B. Otto entered into a five year employment agreement, effective January 1992, and subsequently extended through 2001. Such employment agreement provides for an annual salary of $260,000, with annual cost of living increases, and provides for a bonus of up to $500,000 per year, determined by the Compensation Committee, based upon a combination of factors including the Company's common stock price and the operating results of the Company.

     In evaluating the discretionary bonus component of the compensation of Douglas B. Otto, Chairman of the Board, President and Chief Executive Officer of the Company, the Committee has taken into consideration Mr. Otto's long service with the Company and the significant contributions he has made toward the Company's growth and financial stability. For 1997, the Committee determined Mr. Otto's bonus based on three criteria: the Company's stock price in relation to that of the Company's Peer Group; the Company's ability to achieve targeted goals for earnings per share; and a general assessment by the Committee of his contributions to the Company. In 1997, the Company's stock price performance met the lower end of the target range. In addition, earnings targets were achieved for certain quarters, but were not achieved for other quarters. Mr. Otto's 1997 bonus was therefore based upon the Company's ability to achieve such targets together with a general assessment by the Committee of his contributions to the Company. Mr. Otto was not granted any stock options during fiscal year 1997, although the Committee may grant such options in the future.

     In November 1997, the Committee established the compensation of the Company's executive officers for fiscal year 1998. In each case, the Committee's decision was based upon the principles and procedures outlined above.

                                          COMPENSATION COMMITTEE
                                          Gene E. Burleson
                                          Rex A. Licklider
                                          Karl F. Lopker

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation Committee were Messrs. Burleson, Licklider and Lopker, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 1997 or is a former officer or employee of the Company or any of its subsidiaries, except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and a peer group index for the period commencing October 14, 1993 (the effective date of the registration statement for the Company's Common Stock) and ending December 31, 1997. The data represented below assumes $100 invested in each of the Company's Common Stock, the Nasdaq Composite Index and the peer group index on October 14, 1993. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

          COMPARISON OF TOTAL RETURN (ASSUMING DIVIDEND REINVESTMENT) SINCE THE INITIAL PUBLIC OFFERING OF DECKERS OUTDOOR CORPORATION

        MEASUREMENT PERIOD           DECKERS OUTDOOR                          ATHLETIC SHOE
      (FISCAL YEAR COVERED)            CORPORATION      NASDAQ COMPOSITE        COMPOSITE
14-OCT-93                                100.00              100.00              100.00
31-DEC-93                                120.00               99.00              103.40
31-DEC-94                                 83.30               96.70              128.00
31-DEC-95                                 38.30              136.80              170.30
31-DEC-96                                 45.90              168.20              271.80
31-DEC-97                                 50.00              206.50              190.40

* Athletic Shoe Composite peer group index consisting of Hyde Athletic Industries, Inc. (Class B), K-Swiss, L.A. Gear Inc., Nike Inc., Reebok International Ltd., Rocky Boots & Shoes Inc., The Stride Rite Company, The Timberland Company, Vans Inc., Wolverine World Wide Inc., Fila Holding SPA, and Kenneth Cole Productions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following security ownership information is set forth, as of February 28, 1998, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (eleven persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

              NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
              BENEFICIAL OWNER(1)                BENEFICIAL OWNERSHIP(2),(4)    PERCENT OF CLASS
              -------------------                ---------------------------    ----------------
Douglas B. Otto(3).............................           3,810,552                   43.3%
FMR Corp.(7)...................................             596,900                    6.8
Diana M. Wilson................................             263,849                    3.0
Ronald D. Page.................................             207,621                    2.4
James R. Van Dine..............................              11,000                      *
M. Scott Ash...................................              25,000                      *
Jeffrey C.L. Hoffman...........................                  --(5)                   *
Keith F. Sparks................................                 200(6)                   *
Gene E. Burleson...............................              37,791                      *
Rex A. Licklider...............................              64,760                      *
Karl F. Lopker.................................              21,357                      *
All directors and executive officers as a group
  (eleven persons).............................           4,451,329                   49.4%

---------------

(1) The address of each beneficial owner is 495A S. Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2) Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.

(3) Includes (a) 3,131,852 shares held by the Douglas B. Otto Trust as to which Mr. Otto has sole voting and investment power, (b) 293,950 shares and 293,950 shares, respectively, held as custodian under the Uniform Gifts to Minors Act for the benefit of Mr. Otto's daughter and son, and (c) 90,800 shares held by the Edgecliff Foundation, a charitable foundation formed by Mr. Otto, of which Mr. Otto is the Chairman of the Board of Directors.

(4) Includes shares under stock options that are presently exercisable or are exercisable within 60 days for the following: Diana M. Wilson -- 122,000; Ronald D. Page -- 31,000; James R. Van Dine -- 11,000; M. Scott
    Ash -- 14,000; Gene E. Burleson -- 10,000; Rex A. Licklider -- 10,000; Karl
    F. Lopker -- 6,666; and all directors and executive officers as a group -- 213,666.

(5) Mr. Hoffman resigned in October 1997. His address is 5265 Paseo Cameo, Santa Barbara, California 93111.

(6) Mr. Sparks resigned in December 1997. His address is 9945 SW 141st Avenue, Beaverton, Oregon 97005.

(7) Based on information included in a Schedule 13G filed by FMR Corp. for the year ended December 31, 1997.

 * Percentage of shares beneficially owned does not exceed 1% of the class so owned.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its
Section 16 Persons were complied with except that (i) Douglas B. Otto filed on March 30, 1998 a Form 4, which Form 4 was due on November 10, 1997 and filed on March 30, 1998 a Form 4, which Form 4 was due on January 10, 1998, (ii) Diana M. Wilson filed on April 1, 1998 a Form 5, which Form 5 was due on February 14, 1998, (iii) Ronald D. Page filed on April 2, 1998 a Form 5 which Form 5 was due on February 14, 1998 and (iv) Gene E. Burleson, Karl F. Lopker and Rex A. Licklider each filed a Form 4 on March 16, 1998, reporting transactions which were reportable on Form 5, due February 14, 1998.

                                 PROPOSAL NO. 2
                 1993 EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED

     The Company adopted the 1993 Employee Stock Incentive Plan in August 1993 and amended it in May 1994. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors, except that grants to Nonemployee Directors are automatically made pursuant to a pre-determined formula. The Committee consists solely of Nonemployee Directors. The Committee has broad authority in administering and interpreting the Plan.

     The purpose of the Plan is to enable the Company to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Company and, in the case of Nonemployee Directors, to attract such directors and further align their interests with those of the Company's stockholders by providing for or increasing their proprietary interests in the Company. Under the Plan, officers, directors, employees and independent sales representatives of the Company are eligible to receive options to purchase Common Stock. As of the date of this Proxy Statement, approximately 360 persons were eligible. The par value of the Company's Common Stock is $.01 per share, and the closing price of the Common Stock on the NASDAQ National Market System on March 27, 1998 was $7.50 per share. Under the current provisions of the Plan no Award may be made after August 1998, and no shares of Common Stock of the Company may be issued upon exercise of any Award after August 2008.

     The aggregate number of shares which may be issued pursuant to the grant of Awards under the Plan is 1,000,000, subject to adjustment for certain circumstances such as a stock exchange, reorganization, recapitalization, stock split, reverse stock split, stock dividend or other capital change or adjustment. At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendments to the Plan to (a) increase the number of shares reserved for issuance thereunder by 1,000,000 shares to an aggregate of 2,000,000 shares, (b) extend the duration of the Plan for a period of five years for a total duration of ten years and (c) modify certain other provisions. The Board of Directors approved such amendments, subject to stockholder approval, in February 1998.

AWARDS TO EMPLOYEES

     The Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards to employees are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares (collectively, "Awards"). An Award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative. Options granted under the Plan may be options intended to qualify as incentive stock options (the "Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify (the "Non-Qualified Stock Options").

     An Award to an employee may permit the employee to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property or (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted to an employee permitted the employee to pay for the shares issuable pursuant thereto with previously owned shares, the employee would be able to exercise the option in successive transactions, known as pyramiding, to acquire a large number of shares with no more investment than the original share or shares delivered upon exercise of the option. The exercise price and any withholding taxes are payable in cash by Nonemployee Directors, although the Board at its discretion may permit such payment by delivery of shares of Common Stock or by delivery of broker instructions authorizing payment to the Company of proceeds from the sale of such shares.

     Upon the grant of an option under the Plan, the person receiving the grant (the "Option Holder") must enter into a written option agreement with the Company that contains terms, provisions and conditions that are consistent with the Plan and have been determined from time to time by the Committee. Incentive Stock Options granted under the Plan may not expire later than ten years after the date of grant, except that an Incentive Stock Option granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code), at the time the option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (a "10% Stockholder"), may not expire later than five years from the date the option is granted. The exercise price for any Incentive Stock Option may not be less than 100% of the fair market value of Common Stock of the Company on the date the Option is granted and the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of the fair market value of the Common Stock of the Company on the date such option is granted. The Plan provides that the maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options, in the aggregate, is 800,000 shares. The Board has approved an amendment, subject to stockholder approval, to increase the number of shares which may be issued pursuant to Incentive Stock Options by 1,000,000 shares to an aggregate of 1,800,000 shares.

     An Award granted under the Plan to an employee may include a provision terminating the Award upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Options granted to Nonemployee Directors must be exercised by the fifth anniversary of the date of grant if the grantee ceases to be a Director of the Company as a result of death or disability, and the first anniversary after such grantee ceases to be a Director for any other reason.

AWARDS TO NONEMPLOYEE DIRECTORS

     Non-Qualified Stock Options to purchase 10,000 shares of Common Stock are automatically granted to Nonemployee Directors upon their election to the Board. Such options will vest in one-third annual installments, with the first installment vesting on the first anniversary of the date of grant. Non-Qualified Stock Options to purchase an additional 2,000 shares will be granted each year commencing with the fourth anniversary of each Nonemployee Director's tenure, provided such individual continues to serve as a director. Such options will be fully vested and exercisable at the time of grant. All options granted to Nonemployee Directors pursuant to the Plan have a ten-year term and an exercise price equal to the fair market value of the shares on the date of grant of such option. In addition, each Nonemployee Director receives an Annual Retainer to be paid as follows: $11,000 in cash, or, at the option of a Nonemployee Director, in Common Stock of the Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and 500 shares of the Common Stock of the Company per quarter.

FEDERAL INCOME TAX TREATMENT FOR THE PLAN

     The following is a brief description of the federal income tax treatment that will generally apply to Awards made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of Awards will depend on the specific nature of the Award. Such an Award may, depending on the conditions applicable to the Award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, recipients of Awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. EACH RECIPIENT OF AN AWARD IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR FOR PARTICULAR FEDERAL, AS WELL AS STATE AND LOCAL, INCOME AND ANY OTHER TAX ADVICE.

  Incentive Stock Options

     Pursuant to the Plan, participants who are employees may be granted Incentive Stock Options. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an

Incentive Stock Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Stock Option (the "Option Shares") at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option or (b) two years after the date of grant of such Incentive Stock Option, then (1) such optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Option Shares on the date of exercise,
(2) such optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the Option Shares on the date of exercise, over the exercise price of such Incentive Stock Option, (3) such optionee will recognize capital loss equal to the excess, if any, of the exercise price of such Incentive Stock Option over the sales price of the Option Shares. If the optionee sells the Option Shares at any time after the optionee has held the Option Shares for at least (a) one year after the date of transfer of the Option Shares to the optionee pursuant to the exercise of the Incentive Stock Option and (b) two years after the date of grant of the Incentive Stock Option, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such Incentive Stock Option.

     The amount by which the fair market value of Option Shares on the date of exercise exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below a certain amount) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to such excess may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year. Insiders (as defined below) should consult their tax advisors concerning the possibility of making an 83(b) Election (as defined below) upon the exercise of an Award.

  Non-Qualified Stock Options

     The grant of a Non-Qualified Stock Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option. See, however, "Special Rules for Awards Granted to Insiders," below. A subsequent sale of the Common Stock generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. If an optionee receives a Non-Qualified Stock Option having an exercise price that is only a small fraction of the value of the underlying Common Stock on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

  Special Rules for Awards Granted to Insiders

     Special rules apply if the recipient of an Award is a director (including a non-employee director), officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and during any period of time a sale of the stock acquired pursuant to an Award could subject such optionee to suit under Section
16. In such case, the determination of the amount and the timing of income recognition in connection with the exercise of an option or the receipt of Common Stock pursuant to other Awards, and the beginning of the holding period for any Common Stock received, generally may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received. An Insider may elect under Section 83(b) of the Internal Revenue Code, as amended, within 30 days of the exercise date to recognize ordinary income on the date of exercise (an "83(b) Election"), based on the value of the Common Stock on that date. Insiders should consult their tax advisors to determine the tax consequences to them of exercising Options granted to them pursuant to the Plan, including the advisability of making the 83(b) Election and the timing and manner of making such an election.

  Miscellaneous Tax Issues

     The tax consequences of Awards other than Incentive Stock Options and Non-Qualified Stock Options depend on the specific nature and terms of such Awards. The Company generally will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by an employee in connection with Awards made to such employee under the Plan.

     With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

     The terms of the Awards may provide for accelerated vesting or payment in connection with a change in ownership or control of the Company or its assets. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of Awards should consult their tax advisors as to whether accelerated vesting of an Award in connection with a change of ownership or control of the Company or its assets would give rise to an excess parachute payment.

APPLICATION OF CERTAIN LAWS

     The acquisition of shares of Common Stock by directors, certain officers, or 10% stockholders of the Company could be subject to the provisions of Section 16(b) of the Exchange Act under which a purchase of the Company's Common Stock within six months before or after any sale of such stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Such officers, directors and 10% stockholders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act. Rule 16b-3 under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans. Officers, directors and 10% stockholders should consult their counsel with respect to the effect of Section 16 upon their participation in the Plan.

     Resales of shares received on grants of Awards or purchased on exercise of Awards by any person who has a control relationship with the Company may be restricted under the provisions of the Securities Act and the rules and regulations of the Commission, including Rule 144.

                     APPROVAL OF AMENDMENT TO 1993 EMPLOYEE
                        STOCK INCENTIVE PLAN, AS AMENDED

     The Plan has previously received Board of Director and stockholder approval. A total of 600,000 shares were originally reserved for issuance under the Plan. In 1994 the Board of Directors and stockholders approved an amendment to the Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares, bringing the total number of shares issuable under the Plan to 1,000,000 shares, and to increase the number of shares which may be issued pursuant to Incentive Stock Options by 400,000 shares to an aggregate of 800,000 shares. In 1994 the Board of Directors and stockholders also approved an amendment to the Plan in order to comply with Section 162(m) of the Code by limiting the number of shares of Common Stock subject to awards that may be granted to any one employee during any calendar year and to add a requirement that each member of the Committee be an "outside director" as that term is used in Section 162(m) of the Code. In February 1998 the Board of Directors authorized an amendment to the Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Plan to 2,000,000 shares, and to extend the duration of the Plan for a period of five years, for a total duration of ten years since the initial adoption of the Plan. In February 1998 the Board of Directors also authorized that the Plan be further amended, subject to stockholder approval, to allow the grant of Awards to consultants, to add a requirement that each member of the Committee be a Nonemployee Director as that term is used in Rule 16b-3 and to eliminate restrictions on the amendment of director stock option provisions.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Plan to 2,000,000 shares, (ii) to extend the duration of the Plan for a period of five years, for a total duration of ten years since the original adoption of the Plan, (iii) to allow the grant of Awards to consultants, (iv) to limit the membership of the Committee to those persons who are Nonemployee Directors as that term is used in Rule 16b-3, and
(v) to eliminate restrictions on the amendment of director stock option provisions. The amendment to increase the number of shares issuable under the Plan and to extend the duration of the Plan will enable the Company to continue its policy of employee stock ownership as a means to attract and retain highly qualified personnel, to motivate high levels of performance and to recognize key employee accomplishments.

     For a description of the principal features of the Plan, see "1993 Employee Stock Incentive Plan, as Amended."

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The approval of the amendment to the Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL NO. 3

                              INDEPENDENT AUDITORS

     For the 1997 fiscal year, KPMG Peat Marwick LLP provided audit services which included examination of the Company's annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Board has selected KPMG Peat Marwick LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 1998. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG Peat Marwick LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
          RATIFICATION OF THE ELECTION OF KPMG PEAT MARWICK LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1999 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 1999 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 495A S. Fairview Avenue, Goleta, California 93117 and in any event not later than December 5, 1998. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors, the proposal to amend the Plan and the ratification of the selection of the Company's independent auditors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                 MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DIANA M. WILSON
                                          Chief Operating Officer,
                                          Vice President and Secretary

Goleta, California
April 13, 1998

PROXY


                          DECKERS OUTDOOR CORPORATION
                            495A S. Fairview Avenue
                            Goleta, California 93117

This Proxy is solicited on Behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Douglas B. Otto and Diana M. Wilson, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorized each of them to represent and to vote as designated below, all the shares of common stock of Deckers Outdoor Corporation held of record by the undersigned on March 27, 1998, at the Annual Meeting of Shareholders to be held on May 15, 1998 and any postponements or adjournments thereof.

   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.



-------------------------------------------------------------------------------

                          --  FOLD AND DETACH HERE --

                                                                                                              Please mark
                                                                                                              your vote as  [X]
                                                                                                              indicated in
                                                                                                             this example.


                                                               WITHHOLD
                                            FOR               AUTHORITY
                                         the nominees       to vote for the
                                         listed below    nominees listed below                         FOR    AGAINST    ABSTAIN
1.  ELECTION OF CLASS II DIRECTORS:                                              2.  To approve an
    Instruction: To withhold authority      [  ]                 [  ]                amendment to the  [ ]      [ ]        [ ]
    to vote for a nominee listed below,                                              Company's 1993
    strike a line through the nominee's                                              Employee Stock Incentive Plan, as amended
    name.                                                                            (the "Plan"), to (a) increase the number
                                                                                     of shares reserved for issuance thereunder
    Nominees:  Rex A. Licklider                                                      by 1,000,000 shares, (b) extend the duration
               Karl F. Lopker                                                        of the Plan by five years and (c) modify
                                                                                     certain other provisions.

                                                                                                        FOR    AGAINST   ABSTAIN
                                                                                  3.  TO RATIFY THE
                                                                                      SELECTION OF KPMG [ ]      [ ]       [ ]
                                                                                      PEAT MARWICK LLP
                                                                                      AS THE COMPANY'S INDEPENDENT AUDITORS.

                                                                                  4.  In their discretion, the Proxies are
                                                                                      authorized to vote upon such other business
                                                                                      as may properly come before such meeting or
                                                                                      any and all postponements or adjournments
                                                                                      thereof.

                                                                                                                        YES    NO
                                                                                   Do You Plan to Attend the Meeting?   [ ]   [ ]

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY                 This proxy when properly executed will be
                      USING THE ENCLOSED ENVELOPE.                                 voted in the manner directed herein by the
                                                                                   undersigned stockholder. If no direction is
                                                                                   made, the Proxies will vote for the nominees
                                                                                   listed above, for the approval of the amend-
                                                                                   ment to the 1993 Employee Stock Incentive
                                                                                   Plan, for the ratification of the selection
                                                                                   of KPMG Peat Marwick LLP as the Company's
                                                                                   independent auditor and in their discretion
                                                                                   on matters described in Item 4.



Signature(s) __________________________________________________________________________________ Dated ___________________, 1998

Please sign exactly as the name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


-------------------------------------------------------------------------------------------------------------------------------

                                                     -- FOLD AND DETACH HERE --
